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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Historical Financial Data - UBS," "Management's Discussion and Analysis of Financial Condition and Results of Operations - UBS" and "Experts" and to the use of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1 (t) as to which the date is 17 August 2000) in the Registration Statement (Form F-4 No. 333-xxxxx) and related Prospectus of UBS AG for the registration of Ordinary Shares, par value CHF 10 per share.

                                          ATAG Ernst & Young Ltd.





                           /s/ ROGER K. PERKIN           /s/ PETER HECKDENDORN
                           -------------------           ---------------------
                           Chartered Accountant          lic.oec.
                           in charge of the audit        in charge of the audit


Basel, Switzerland
20 September 2000